Exhibit 32

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Adsouth Partners, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), John Cammarano, Chief Executive Officer of the Company and Anton Lee Wingeier, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John Cammarano
Chief Executive Officer

/s/ Anton Lee Wingeier
Chief Financial Officer

November 14, 2005